UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 OR 15(d) of the Securities
                              Exchange Act of 1934

              Date of Report (Date of the earliest event reported)
                                November 17, 2006

                           Titanium Metals Corporation
             (Exact name of Registrant as specified in its charter)

     Delaware                        1-14368                    13-5630895
  (State or other                  (Commission                (IRS Employer
  jurisdiction of                  File Number)               Identification
   incorporation)                                                  No.)

      5430 LBJ Freeway, Suite 1700, Dallas, Texas               75240-2697
       (Address of principal executive offices)                 (Zip Code)

               Registrant's telephone number, including area code
                                 (972) 233-1700


              (Former name or former address, if changed since last
                                    report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[   ]         Written communications pursuant to Rule 425 under the Securities
              Act (17 CFR 230.425)

[   ]         Soliciting material pursuant to Rule 14a-12 under the Exchange
              Act (17 CFR 240.14a-12)

[   ]         Pre-commencement   communications   pursuant  to  Rule  14d-2(b)
              under  the  Exchange  Act  (17  CFR
              240.14d-2(b))

[   ]         Pre-commencement   communications   pursuant  to  Rule  13e-4(c)
              under  the  Exchange  Act  (17  CFR
              240.13e-4(c))


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Item 1.01           Entry into Material Definitive Agreement

     On November 17, 2006, Titanium Metals Corporation ("TIMET") entered into a Conversion Services Agreement (the "Conversion Agreement") with Haynes International, Inc. ("Haynes"). Under the Conversion Agreement, Haynes will process titanium metal for TIMET into a variety of flat products, including plate and sheet (the "Titanium Conversion Services"), on Haynes' 4-High Steckel Rolling mill located at Haynes' facilities in Kokomo, Indiana. Pursuant to the agreement (and the related Access and Security Agreement discussed below), TIMET paid $50 million to Haynes in exchange for Haynes' commitment to provide capacity to TIMET to process up to 10 million pounds of titanium per year for the twenty-year term of the agreement. The fee is earned by Haynes during the term of the Conversion Agreement in equal annual installments on the first 20 anniversaries of the date thereof. The earned portion of the fee is nonrefundable to TIMET. The Conversion Agreement also provides TIMET an option to increase the annual volume to 20 million pounds per year, subject to TIMET's providing Haynes with certain financing to fund capital expenditures required to achieve the increased volumes. In addition to the up-front fee, TIMET will pay Haynes for its processing services during the term of the agreement and will sell certain quantities of titanium metal to Haynes.

     On November 17, 2006, TIMET also entered into an Access and Security Agreement (the "Access Agreement") with Haynes. Pursuant to the Access Agreement, as security for the $50 million fee paid by TIMET to Haynes and other obligations of Haynes under the Conversion Agreement and the Access Agreement, Haynes granted to TIMET a first priority security interest in certain assets of Haynes used to provide the Titanium Conversion Services (the "Operating Assets"). The Access Agreement also provides that upon the occurrence of specified events relating to a bankruptcy of or default under debt obligations by Haynes, TIMET has the right to use and occupy the Operating Assets to perform the Titanium Conversion Services.

     The Conversion Agreement and the Access Agreement will each be filed as an exhibit to TIMET's Annual Report on Form 10-K for the year ending December 31, 2006, and portions of each of the Conversion Agreement and the Access Agreement will be omitted pursuant to a request for confidential treatment. The foregoing summary of the Conversion Agreement and the Access Agreement is qualified in its entirety by reference to all of the terms of the Conversion Agreement and the Access Agreement.

Item 7.01           Regulation FD Disclosure.

     TIMET hereby furnishes the information set forth in its press release issued on November 20, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     The information, including the exhibit, TIMET furnishes under this item is not deemed "filed" for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate the information under this information by reference, except as otherwise expressly stated in such filing.

Item 9.01           Financial Statements and Exhibits.

     (c) Exhibits.

         Item No.       Exhibit Index
         ----------     ----------------------------------------
         99.1           Press Release dated November 20, 2006 issued by TIMET.



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Titanium Metals Corporation
                                               (Registrant)




                                               By:   /s/ Bobby D. O'Brien
                                                     -------------------------
                                                     Bobby D. O'Brien
                                                     Executive  Vice   President
                                                        and  Chief   Financial
                                                        Officer



Date:  November 21, 2006




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                                INDEX TO EXHIBITS


Exhibit No.      Description
-----------      --------------------------------------------------

99.1             Press Release dated November 20, 2006 issued by the registrant.